Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES TO ACQUIRE WIL RESEARCH

– Enhances Charles River’s Position as a Leading Global Early-Stage CRO –

– Transaction Expected to be Accretive to Non-GAAP EPS by
At Least $0.20 in 2016 and $0.45-$0.50 in 2017 –

WILMINGTON, MA, January 7, 2016 – Charles River Laboratories International, Inc. (NYSE: CRL) announced today that it has entered into a definitive agreement to acquire WIL Research for approximately $585 million in cash, subject to customary closing adjustments.

WIL Research is a premier provider of safety assessment and contract development and manufacturing (CDMO) services to biopharmaceutical and agricultural and industrial chemical companies worldwide. Acquiring WIL Research will enhance Charles River’s position as a leading global early-stage contract research organization (CRO) by strengthening its ability to partner with global clients across the drug discovery and development continuum.

James C. Foster, Chairman, President, and Chief Executive Officer of Charles River Laboratories, commented, “In addition to meeting our disciplined acquisition criteria, WIL Research is an exceptional strategic fit for Charles River because it incorporates the key attributes we require in an acquisition: high-quality services, scientific expertise, complementary capabilities, and access to growing end markets. The acquisition will also expand our geographic footprint, particularly in continental Europe, providing needed capacity to meet current and future demand and enabling Charles River to provide a broader range of services proximate to our global clients.”

“In addition to enhancing our value proposition for clients, we believe that the acquisition of WIL Research will generate value for shareholders, driving profitable revenue growth and non-GAAP earnings per share accretion of at least $0.20 in 2016 and $0.45 to $0.50 in 2017. We greatly respect WIL Research’s employees, its scientific capabilities, and the reputation it has built over 40 years since its founding, and look forward to welcoming WIL Research to the Charles River family,” Mr. Foster concluded.

Strategic Rationale

The acquisition of WIL Research will enhance Charles River’s global footprint, scientific capabilities, and access to growing end markets, which provides a compelling value proposition for both clients and shareholders.

•	Builds global scale – WIL Research will provide safety assessment infrastructure to support Charles River’s current demand and future growth needs, with strategically located facilities to address global client requirements, including in continental Europe. In addition, the acquisition will strengthen Charles River’s existing service offerings in different geographic regions.

•	Expands client base – The acquisition aligns with Charles River’s strategy to expand its biotechnology client base, its fastest-growing market segment. WIL Research has specialized in supporting this client segment and is recognized for its scientific expertise, flexible and responsive project management, and client service. WIL Research will also expand Charles River’s existing business that provides services for agricultural and industrial chemical clients.

•	Diversifies portfolio – The acquisition of WIL Research will diversify Charles River’s service portfolio by adding new specialty services in safety assessment and bioanalysis, as well as CDMO services. The broader portfolio will enable Charles River to increase the support it provides to biopharmaceutical clients worldwide across the early-stage drug research pipeline and expands the opportunities to partner with these clients.

•	Enhances growth profile – The addition of WIL Research is expected to enhance Charles River’s ability to achieve its long-term growth goals. The acquisition is also expected to generate attractive financial returns through profitable revenue growth and meaningful accretion to non-GAAP earnings per share.

Additional Financial and Transaction Details

In 2015, WIL Research is expected to report annual revenue of approximately $215 million, an increase of approximately 9% over 2014 on a constant-currency basis. The purchase price implies multiples of 12.9x non-GAAP EBITDA based on the estimated 2015 results, and approximately 11x non-GAAP EBITDA based on the estimated 2016 results including operational synergies.

The transaction is expected to close early in the second quarter of 2016, subject to regulatory approvals and customary closing conditions. Based on the anticipated timing of the close, the acquisition is expected to add $150 to $170 million to Charles River’s 2016 consolidated revenue, and $240 to $250 million to 2017 consolidated revenue. It is also expected to be accretive to non-GAAP earnings per share by at least $0.20 in 2016 and $0.45 to $0.50 in 2017. The Company expects to generate operational synergies as a result of the acquisition, with benefits totaling $17 to $20 million within two years of closing. Items excluded from non-GAAP earnings per share are expected to include all acquisition-related costs, which primarily include amortization of intangible assets, certain costs associated with efficiency initiatives, advisory fees, and certain third-party integration costs.

The acquisition and associated fees are expected to be financed through an expansion of Charles River’s credit facility and cash. WIL Research is expected to be reported primarily as part of Charles River’s Discovery and Safety Assessment segment.

Wells Fargo Securities, LLC is acting as the exclusive financial advisor to Charles River. Davis Polk & Wardwell LLP is acting as Charles River’s transactional legal counsel and Axinn, Veltrop & Harkrider LLP is acting as antitrust counsel. Harris Williams & Co. is acting as the lead financial advisor to WIL Research, with Houlihan Lokey serving as a co-advisor. King & Spalding is acting as WIL Research’s transactional legal counsel and Arnold & Porter LLP is acting as antitrust counsel.

Webcast

Charles River Laboratories has scheduled a live webcast on Thursday, January 7th, at 8:30 a.m. EST to discuss matters relating to this news release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation on the website.

Charles River to Present at 34th Annual J.P. Morgan Healthcare Conference

Charles River Laboratories will present at the 34th Annual J.P. Morgan Healthcare Conference in San Francisco, California, on Tuesday, January 12th, at 10:30 a.m. PST (1:30 p.m. EST), followed by a question and answer session at 11:00 a.m. PST (2:00 p.m. EST). Management will present an overview of Charles River’s strategic focus and business developments, including the intended acquisition of WIL Research.

A live webcast of the presentation and the subsequent question and answer session will be available through a link that will be posted on the Investor Relations section of the Charles River website at ir.criver.com. A webcast replay will be accessible through the same website approximately three hours after the presentation and will remain available for approximately two weeks.

Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, certain third-party integration costs, certain costs associated with efficiency initiatives, advisory fees, and other charges related to our acquisitions and expenses associated with evaluating acquisitions. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This news release also refers to our revenue in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies.

In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this news release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen irregularly and the underlying costs associated with such activities do not recur on a consistent basis. Presenting revenue on a constant-currency basis allows investors to measure our revenue growth exclusive of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this news release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to periodically assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. A reconciliation of the effect of this transaction on non-GAAP earnings per share for 2016 and 2017 to the most directly comparable GAAP financial measure has not been included because it is impracticable to determine the allocation of the purchase price and other necessary adjustments at this time.

Caution Concerning Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements include statements in this news release regarding the acquisition of WIL Research, expectations regarding the timing of the closing of the acquisition, and Charles River’s expectations with respect to the impact of WIL Research on the Company, its service offerings, client perception, revenue, revenue growth rates, and earnings; WIL Research’s final 2015 reported financial results; Charles River’s projected future performance including revenue and earnings per share; Charles River’s expected operational synergies; as well as Charles River’s future growth in the area of safety assessment and contract development and manufacturing. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the ability to successfully complete the acquisition of WIL Research. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 17, 2015, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts.  Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

# # #

Investor Contact:	Media Contact:
Susan E. Hardy	Amy Cianciaruso
Corporate Vice President, Investor Relations	Corporate Vice President, Public Relations
781.222.6190	781.222.6168
susan.hardy@crl.com	amy.cianciaruso@crl.com